EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), executed as of June 22, 2000, is by and between Fairfield Communities, Inc., a Delaware corporation (the
"Company"), and                  ("Executive").
                ----------------
                                   WITNESSETH:

     WHEREAS,  Executive is                  (subject to possible future changes
                            ----------------
in job title, the "Officer Position") of the Company and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

     WHEREAS, the Company desires (a) to assure itself of both present and future continuity of management and (b) to provide certain minimum termination benefits for Executive; and

     WHEREAS, Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the Company and Executive agree as follows:

     1.  Employment.  The Company agrees to and does hereby employ  Executive to
         ----------
perform the duties of the Officer Position, and Executive accepts such employment, upon the terms and conditions set forth herein. During the Term hereof, prior to the termination of Executive's employment, unless otherwise agreed by the Chief Executive Officer of the Company, Executive shall not be engaged in any other employment or business activities, shall devote his full business time and effort to the Company and shall not serve as an officer or director of any public company or other "for profit" enterprise, other than the Company and its subsidiaries and affiliates.

     2. Term.  The term of this Agreement  shall be the period  commencing as of
        ----
the date set forth above and continuing thereafter through a date representing the length of time defined herein as the "Severance Period" following the date either the Company or Executive, as the case may be, gives termination notice (the "Notice") hereunder (the "Term"); provided that the minimum Term shall be automatically extended (regardless of whether or not the "Notice" has previously been given by the Company) through a date representing the length of time defined herein as the "Severance Period" plus one year following the date on which a "Change in Control" occurs; and further provided, that it is understood that if Executive remains employed by the Company after the Term, such employment shall be "at-will" unless different terms are established in writing.

     The term "Change in Control" shall mean the happening of any of the following:

     (a) During any period of 24 consecutive months, ending after the date hereof:

          (i) individuals who were directors of the Company at the beginning of such 24-month period, and

          (ii) any new director whose election or nomination for election by the Board of Directors was approved by a vote of the greater of (A) at least two-thirds (2/3), or (B) four affirmative votes, in each case, of the directors then still in office who were either directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company;

     (b) Any person or entity (other than the Company or its Subsidiary employee benefit plan or plans or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity), or any group acting in concert, shall beneficially own, directly or indirectly, more than fifty percent (50%) of the total voting power represented by the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Securities");

     (c) Upon a merger, combination, consolidation or reorganization of the Company, other than a merger, combination, consolidation or reorganization which would result in (i) the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such transaction and (ii) at least such 50% of voting power continuing to be held in the aggregate by the holders of the Voting Securities of the Company immediately prior to such transaction (conditions (i) and (ii) are referred to as the "Continuance Conditions"); or

     (d) All or substantially all of the assets of the Company are sold or otherwise disposed of, whether in one transaction or a series of transactions, unless the Continuance Conditions shall have been satisfied with respect to the purchaser of such assets.

     3.  Duties  and  Services.  Executive  agrees to serve the  Company  in the
         ---------------------
Officer Position, and to devote such working time as is reasonably necessary for proper performance of the duties and obligations attaching to such office. Executive also agrees to perform from time to time such other executive services as the Company shall reasonably request, provided that such services shall be consistent with his position and status in the Officer Position. In attending to the business and affairs of the Company, Executive agrees to serve the Company faithfully, diligently and to the best of his ability.

     4. Compensation. As consideration for the services to be rendered hereunder
        ------------
by Executive, the Company agrees to pay Executive, and Executive agrees to accept, payable in accordance with the Company's standard payroll practices for executives, but payable in not less
than monthly installments, compensation of               ($       ) per annum or
                                           -------------   -------
such greater amount as may be determined from time to time by the Company (the "Base Salary").

     5.  Incentive  and  Transition  Compensation.  The Company may, in its sole
         ----------------------------------------
discretion, establish incentive compensation programs applicable to Executive from time to time during the Term hereof. The incentive compensation program previously established for 2000 shall remain unaffected by this Agreement. In the event that Executive remains employed by the Company on the first anniversary of a "Change in Control", then he shall, within five (5) calendar days from such anniversary date, be paid a one time transition payment (in addition to any incentive compensation plan which may then be in effect) equal to 100% of his Base Salary.

     6. Termination for Cause.
        ---------------------

     (a) In the event that the Company provides Executive with written notice terminating his employment for "Cause", as defined in Section 6(b), all compensation to Executive pursuant to Section 4 in respect of periods after such discharge shall terminate immediately upon such termination, and the Company shall have no further obligations with respect thereto, nor shall the Company be obligated to pay Executive termination pay under Section 8 or any accrued but unpaid incentive compensation.

     (b) For the purposes of this Agreement, "Cause" shall mean (i) the commission by Executive of an act of fraud, embezzlement, theft or willful breach of a material fiduciary duty to the Company (including the unauthorized disclosure of confidential or proprietary information of material significance concerning the Company); (ii) the commission by Executive of a breach of any material covenant, provision, term, condition, understanding or undertaking set forth in this Agreement; (iii) the commission by Executive (other than in Executive's capacity as an agent of the Company) of a crime constituting a felony under applicable law (or a plea of nolo contendere in lieu thereof); (iv) the exposure of the Company to any criminal liability substantially caused by the conduct of Executive which results, or may reasonably be expected to result, in a material adverse effect upon the Company's business, operations, financial condition or results of operations or is reasonably expected to cause a material difficulty in obtaining registration for the Company's products; (v) the exposure of the Company to any civil liability caused by Executive's unlawful harassment in employment; (vi) any habitual absenteeism, gross negligence, bad faith or willful misconduct by Executive in the performance of Executive's duties to the Company which conduct results in a material detriment to the Company; (vii) the continued, repeated, intentional and willful refusal to perform the duties associated with Executive's position with the Company, which is not cured within 15 days following notice to Executive; or (viii) Executive's habitual abuse of alcohol or any controlled substance or Executive's reporting to work under the influence of alcohol or a controlled substance (other than those for which Executive is taking under a current prescription), but expressly excluding (with respect to consumption of alcohol only) occasions in which Executive participates in work related socializing or entertaining.

     7. Termination Without Cause. Either the Company or Executive may terminate
        -------------------------
Executive's employment without Cause, but only upon delivery to the other party of a written notice of termination specifying a termination date, in the case of a notice by Executive, of 30 days after the date of delivery of such notice. In the event of a notice by Executive, the Company may, at any time thereafter, notify Executive that he is excused from working for the remaining duration of the 30 day notice period, without incurring any liability for termination compensation as a result thereof, provided, however, that the Company shall continue to pay Executive's Base Salary during the remainder of the 30 day notice period. Notwithstanding the Term of this Agreement and Section 4 hereof relating to the annual salary to be paid to Executive during Executive's employment by the Company, nothing in this Agreement should be construed as conferring any right of Executive to be employed by the Company for a fixed or definite term. Subject to Section 8 hereof, Executive agrees that the Company may dismiss Executive under this Section without regard to (a) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of employment of Company employees; or (b) any statements made to Executive, whether made orally or contained in any document or instrument, pertaining to Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, Executive's employment by the Company is not for any specified term, is at-will and may be terminated by the Company pursuant to this Section at any time by delivery of the notice referred to herein, for any reason, without any liability whatsoever, except with respect to the payment provided for in Section 8.

     8. Termination Compensation.
        ------------------------

     (a) If, during the Term, Executive's employment is terminated (i) for any reason other than (A) pursuant to Section 6(a), (B) by reason of death, (C) by reason of "Disability" or (D) by notice by Executive pursuant to Section 7 hereof or (ii) by Executive due to "Constructive Discharge" (the occurrence of (a)(i) or (a)(ii) being referred to as being "Terminated Without Cause"), then Executive shall receive termination pay in an amount equal to one year (the "Severance Period") of his Base Salary. Unless the Company elects, in its sole discretion, to pay such amount in a lump sum, the termination pay shall be payable in accordance with the Company's standard payroll practices for executives, but payable in not less than monthly installments, it being understood that such payments may extend beyond the expiration of the Term hereof. The obligation of the Company to make continuing payments of termination pay to Executive is expressly conditioned upon Executive complying in all respects, and continuing to comply in all respects, with Executive's obligations under Sections 9, 10, 11 and 15 hereof following the termination of Executive's employment.

     (b) In the event that Executive is Terminated Without Cause prior to the first anniversary following a Change in Control, then in addition to the termination pay provided in Section 8(a) above, Executive shall be paid an amount equal to 100% of his Base Salary. Such amount shall be paid in a lump sum within ten (10) calendar days following his termination date.

     (c) For the purposes of this Agreement, "Constructive Discharge" shall mean:

          (i) any reduction in Base Salary;

          (ii) following the occurrence of a "Change in Control", a required relocation of Executive of more than fifty (50) miles from Executive's current job location, provided that, it is understood that Executive's job responsibilities will require that he travel extensively to other locations on the Company's business; or

          (iii) any breach of any of the material terms of this Agreement by the Company which is not cured within 15 days following written notice thereof by Executive to the Company;

provided, however, that the term "Constructive Discharge" shall not include a specific event described in the preceding clause (i), (ii) or (iii) unless Executive actually terminates his employment with the Company within 60 days after the occurrence of such event.

     (d) The amount of compensation payable pursuant to this Section 8 is not subject to any deduction (except for withholding taxes), reduction, offset or counterclaim, and the Company may not give advance notice of termination in lieu of the payment provided for in this Section 8.

     (e) For purposes of this Agreement, "Disability" shall mean an illness or accident which prevents Executive, for a continuous period lasting six months, from performing the material job duties normally associated with the Officer Position. In the event that any disagreement or dispute arises between the Company and Executive as to whether Executive has incurred a "Disability", then, in any such event, Executive shall submit to a physical and/or mental examination by a competent and qualified physician licensed under the laws of the State of Executive's residence who shall be mutually selected by the Company and Executive, and such physician shall make the determination of whether Executive suffers from any "Disability". In the absence of fraud or bad faith, the determination of such physician as to Executive's condition at such time shall be final and binding upon both the Company and Executive. The entire cost of any such examination shall be borne solely by the Company.

     (f) Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment", within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by Executive or the Company, by the Company's independent accountants. The fact that Executive's right to payments or benefits may be reduced by reason of the limitations contained in this Section 8(f) shall not of itself limit or otherwise affect any other rights of Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this
Section 8(f), Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 8(f). The Company shall provide Executive with all information reasonably requested by Executive to permit Executive to make such designation. In the event that Executive fails to make such designation within 10 business days following the date Executive ceases to be employed by the Company, the Company may effect such reduction in any manner it deems appropriate.

     9. Termination Obligations.
        -----------------------

     (a) Executive hereby acknowledges and agrees that all personal property and equipment, including, without limitation, all computers, books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company, furnished to or prepared by Executive in the course of or incident to Executive's employment, belongs to the Company and shall be promptly returned to the Company within five business days after Executive's last work day. Following Executive's last work day, Executive will not retain any written or other tangible material containing any proprietary information of the Company.

     (b) Effective as of Executive's last work day, Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any subsidiaries or affiliates of the Company. Executive shall provide the Company with signed letters of resignation from all such positions.

     (c) Notwithstanding anything herein to the contrary, the covenants and agreements of Executive contained in Sections 9, 10, 11, 12, 15, 16, 20 and 21 shall survive termination of Executive's employment by the Company and the termination of this Agreement, whether or not for "Cause".

     (d) In exchange for the Company entering into this Agreement, and as a condition precedent to payment of any amounts owed to Executive under Section 8 hereof, Executive agrees that, at the time of Executive's resignation or termination from the Company, Executive will execute a release reasonably acceptable to the Company of all liability of the Company and its subsidiaries and their officers, shareholders, employees, directors and affiliates to Executive in connection with or arising out of Executive's employment by the Company, except with respect to (i) any then-vested rights under the Company's stock warrant or stock option plans, (ii) any then-vested rights under the Company's employee benefit plans (including Executive's right, if any, to continued coverage under the Company's medical plan under COBRA and for payment at termination of any accrued but unused vacation time in accordance with the Company's usual policies), (iii) rights of indemnification under the Company's Bylaws and directors' and officers' liability coverages, (iv) any amounts which may be payable to Executive pursuant to Section 8 and (v) any claims Executive may have pursuant to the Company's disability and workmen's compensation insurance programs.

     10.  Covenant  Not to Compete.  Unless the Chief  Executive  Officer of the
          ------------------------
Company determines that any of the following conduct is in the Company's best interests, during the Term of this Agreement and for the Non-Compete Period, Executive shall not:

     (a) directly or indirectly for himself or for any other person or entity, engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a time-share, fractional ownership, exchange company, vacation plan, vacation ownership or interval ownership project within the Territory; or

     (b) directly or indirectly for himself or for any other person or entity, sell, or otherwise procure purchasers for, any time-share, fractional ownership, exchange company, vacation plan, vacation ownership or interval ownership project within the Territory; or

     (c) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged, directly or indirectly, in (i) operating, or providing sales, marketing or development services to, a time-share, fractional ownership, exchange company, vacation plan, vacation ownership or interval ownership project within the Territory, or (ii) in an activity formed or entered into for the primary purpose of engaging in a time-share, fractional ownership, exchange company, vacation plan, vacation ownership or interval ownership business within the Territory; or

     (d) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, fractional ownership, exchange company, vacation plan, vacation ownership or interval ownership activities, including, without limitation, The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Sunterra Corporation or Starwood Hotels & Resorts Worldwide, Inc. or any of their respective subsidiaries or affiliates; or

     (e) directly or indirectly, for himself, or for any other person or entity, pursue or consummate or otherwise interfere with any Existing Project; or

     (f) directly or indirectly, for himself, or for any other person or entity, pursue or consummate or otherwise interfere with any Prospective Project; or

     (g) directly or indirectly, for himself, or for any other person or entity, become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than the Company and its subsidiaries and affiliates) described in clause (b) of the definition of Prospective Project.

     Notwithstanding the foregoing, Executive may purchase stock as a stockholder in any publicly traded company, including any company engaged in the timeshare, fractional ownership, exchange or vacation ownership business; provided, however, that Executive may not own (individually or collectively with Executive's family members, trusts for the benefit of Executive's family members and affiliates of Executive) more than 5% of any company (other than the Company).

     "Existing Project" means a time-share, fractional ownership, exchange company, vacation plan, vacation ownership or interval ownership resort or project which the Company or any of its subsidiaries or affiliates owns, operates, is under contract to provide property management services, is part of the Company's FairShare Plus reservation system or has commenced to develop, acquire or otherwise undertake as of the date Executive's employment with the Company terminates.

     "Non-Compete Period" shall mean the period commencing on the date Executive's employment with the Company terminates during the Term hereof (regardless of the reason for such termination of employment) and continuing for a period of six (6) months thereafter (which may extend beyond the expiration of the Term).

     "Prospective Project" means (a) a prospective time-share, fractional ownership, exchange company, vacation plan, vacation ownership or interval ownership resort or project with respect to which Executive has been made aware or has been advised prior to the termination of his employment with the Company that the Company or any of its subsidiaries or affiliates is considering developing or undertaking and (b) any person or entity, including its respective affiliates, with respect to which Executive has been made aware or has been advised prior to the termination of his employment by the Company that the Company or any of its subsidiaries or affiliates has commenced to evaluate or negotiate with in respect of any transaction involving (i) the acquisition by the Company or any of its subsidiaries or affiliates of all or a portion of such person or entity or its consolidated assets or (ii) the acquisition by such person or entity (or its affiliates) of all or a portion of the Company or its consolidated assets.

     "Territory" means the total geographic area located within a 150-mile radius of each Existing Project and each Prospective Project.

     In light of the substantial remuneration provided to Executive hereunder and Executive's management position with the Company, Executive hereby specifically acknowledges and agrees that the provisions of this Section 10 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 9, 11 and 12, are reasonable and appropriate, and that Executive will not claim to the contrary in any action brought by the Company to enforce any of such provisions.

     11. Covenant Against  Solicitation of Employees and Contractors.  Executive
         -----------------------------------------------------------
shall not, directly or indirectly or on behalf of any person, organization, business or enterprise with which Executive may become associated in any capacity (whether as an employee, officer, director, consultant, investor (debt or equity) or otherwise), during the Term of this Agreement and for a period of time equal to two (2) years extending from the date Executive ceases to be employed by the Company (regardless of the reason for such change in Executive's employment status), (a) solicit or cause or suggest there be solicited for employment or as an independent contractor, consultant or other service provider, or hire, any people then serving, or serving within the 180 days prior thereto, as employees of the Company or any of its subsidiaries or affiliates or (b) contact or solicit or attempt to establish a commercial relationship with any of the Company's or its subsidiaries' or affiliates' outside providers of information systems, marketing services, OPC locations or sales prospects.

     12. Remedies For Breach. It is understood and agreed by the parties that no
         -------------------
amount of money would adequately compensate the Company for damages which the parties acknowledge would be suffered as a result of a violation by Executive of the covenants contained in Sections 9, 10, 11 and 15 hereof, and that, therefore, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief (without the need to post bond or prove irreparable injury or inadequate remedy at law) to enforce the provisions of Sections 9, 10, 11 or 15, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The provisions of this Section 12 shall survive the termination of this Agreement.

     13. Other Benefits.
         --------------

     (a) Except as expressly provided herein, this Agreement shall not:

          (i) be deemed to limit or affect the right of Executive to receive other forms of additional compensation or to participate in any insurance, retirement, disability, profit-sharing, stock purchase, stock option, stock appreciation rights, cash or stock bonus or other plan or arrangement or in any other benefits now or hereafter provided by the Company or any of the Company's subsidiary or affiliated companies for its employees; or

          (ii) be deemed to be a waiver by Executive of any vested rights which Executive may have or may hereafter acquire under any employee benefit plan or arrangement of the Company or any of the Company's subsidiary or affiliated companies.

     (b) It is contemplated that, in connection with his employment hereunder, Executive may be required to incur reasonable business, entertainment and travel expenses. The Company agrees to reimburse Executive in full for all reasonable and necessary business, entertainment and other related expenses, including travel expenses, incurred or expended by him incident to the performance of his duties hereunder, upon submission by Executive to the Company of such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably requested by the Company.

     (c) It is understood and agreed by the Company that during the term of Executive's employment hereunder, he shall be entitled to annual paid vacations (taken consecutively or in segments), the length of which shall be consistent with the effective discharge of Executive's duties and the general customs and practices of the Company applicable to its management personnel.

     14. No Mitigation Obligation.  The Company hereby acknowledges that it will
         ------------------------
be difficult and may be impossible (a) for Executive to find reasonably comparable employment following the date of termination and (b) to measure the amount of damages which Executive may suffer as a result of termination of employment hereunder. Accordingly, the payment of the termination compensation by the Company to Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable and will be liquidated damages, and Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Executive hereunder or otherwise.

     15. Confidentiality.
         ---------------

     (a) Recognizing that the knowledge and information about the business methods, systems, plans and policies of the Company and of its affiliated companies which Executive has heretofore and shall hereafter receive, obtain or establish as an employee of the Company or its affiliated companies are valuable and unique assets of the Company and its affiliated companies, Executive agrees that he shall not (otherwise than pursuant to his duties while an employee) disclose or use (whether for himself or, directly or indirectly, for any person, organization, business or enterprise with which Executive may become associated in any capacity (whether as an employee, officer, director, consultant, investor (debt or equity) or otherwise)), without the express prior written consent of the Chief Executive Officer of the Company, any knowledge or information not readily available to the general public pertaining to the Company or its affiliated companies (including specifically any information relating to the Company's points based product or reservation system, lists of current or prospective clients, marketing and other service providers, business plans and proposals, current or prospective business opportunities, financial records, research and development and marketing strategies and programs (including present and prospective OPC locations and the terms of leases of similar arrangements)), or any of their business, personnel or plans, for any reason or purpose whatsoever, unless required by law or legal process. In the event Executive is required by law or legal process to provide documents or disclose information, he shall take all reasonable steps to maintain the confidentiality of such documents and information, including notifying the Company as soon as reasonably practical in advance of such disclosure and giving it an opportunity to seek a protective order, at its sole cost and expense.

     (b) The provisions of this Section 15 shall survive the expiration or termination of this Agreement, without regard to the reason therefor, for a period of two years from the earlier of (i) expiration of the Term or (ii) termination of Executive's employment with the Company.

     16.  Legal Fees and  Expenses.  In the event a dispute  arises  between the
          ------------------------
parties hereto and suit is instituted, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party, whether incurred at the trial level or in any appellate proceeding. For purposes hereof, the Company shall be deemed to have prevailed in any suit involving a breach or alleged breach by Executive of any of the covenants contained in Sections 9, 10 and 11 above if the Company prevails to any degree in such suit (even if such covenant or covenants are not enforced to the fullest extent sought by the Company).

     17. Withholding of Taxes. The Company may withhold from any amounts payable
         --------------------
under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

     18. Successors and Binding Agreement.
         --------------------------------

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

     (b) This  Agreement  will  inure to the  benefit of and be  enforceable  by
Executive's  personal  or  legal  representatives,   executors,  administrators,
successors, heirs, distributees and legatees.

     (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder. Without limiting the generality or effect of the foregoing, Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 18(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     19.  Notices.  For all  purposes  of this  Agreement,  all  communications,
          -------
including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed); or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid; or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS or Purolator, addressed to the Company (to the attention of the President and Chief Executive Officer of the Company, at 8669

Commodity Circle, Suite 200, Orlando, Florida 32708, with a copy to the General Counsel of the Company, at 8669 Commodity Circle, Suite 200, Orlando, Florida 32819), and to Executive at his principal residence located at
                     ,  or to such other address as any party may have furnished
---------------------
to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     20. Governing Law and Venue. The validity, interpretation, construction and
         -----------------------
performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Florida, without giving effect to the principles of conflict of laws of such State. In the event of any legal or equitable action arising under this Agreement, the venue of such action shall be exclusively within either the state courts of Florida located in Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division, and the parties waive any other jurisdiction and venue.

     21.  Validity and  Construction.  If any provision of this Agreement or the
          --------------------------
application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal; provided, however, that the Company shall have no obligation to pay the termination pay provided for in Section 8 hereof (and Executive shall refund the gross amount of such termination pay which may have been previously paid) in the event that either of the covenant not to compete provided for in Section 10 hereof or the covenant against solicitation of employees and contractors provided for in Section 11 hereof is held to be unenforceable or otherwise given limited effect, in whole or in any material part.

     The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

     22. Miscellaneous.  No provision of this Agreement may be modified,  waived
         -------------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are references to Sections of this Agreement.

     23.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
           ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     24. Warranty.  Executive  warrants and represents that he is not a party to
         --------
any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

     25. Approval.  By executing this Agreement,  the Company  acknowledges that
         --------
this Agreement has been approved by the Board of Directors of the Company and that no other approvals are required as a condition precedent for this Agreement to become effective.

     26. Prior  Agreement.  This Agreement  shall in all respects  supersede all
         ----------------
previous agreements providing severance pay benefits, whether written or oral, between Executive and the Company, including any existing or future adopted Company policies or procedures with respect to separation, severance or termination pay.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                       FAIRFIELD COMMUNITIES INC.



                                       By:
                                           ------------------------------
                                                   James G. Berk
                                                   President and
                                              Chief Executive Officer

                                           ------------------------------
                                                            , Individually
                                              --------------